						Exhibit 99.2

SARATOGA RESOURCES, INC.
DAILY PRODUCTION: AUG-CURRENT

MONTHLY VOLUMES (BASED ON MORNING PROD REPORTS & MAY NOT TIE TO ACTUAL SALES)
	GROSS	GROSS	GROSS	NET	NET	NET
Production Date	Oil	Gas Sales	BOEPD	Oil	Gas Sales	BOEPD	Oil%
Jul-13	66,645	104,822	84,115	49,984	78,617	63,087	79%
Aug-13	66,270	81,747	79,895	49,703	61,310	59,921	83%
Sep-13	68,798	88,661	83,575	51,599	66,496	62,681	82%
Oct-13	68,492	66,910	79,644	51,369	50,183	59,733	86%
NOV MTD (Nov-12)	27,384	35,613	33,320	20,538	26,710	24,990	82%

AVG MONTHLY RATES
	GROSS	GROSS	GROSS	NET	NET	NET
Production Date	Oil	Gas Sales	BOEPD	Oil	Gas Sales	BOEPD	Oil%
Jul-13	2,150	3,381	2,713	1,612	2,536	2,035	79%
Aug-13	2,138	2,637	2,577	1,603	1,978	1,933	83%
Sep-13	2,219	2,860	2,696	1,664	2,145	2,022	82%
Oct-13	2,209	2,158	2,569	1,657	1,619	1,927	86%
NOV MTD (Nov 12)	2,282	2,968	2,777	1,712	2,226	2,082	82%

NOTE: VOLUMES BASED ON ARE ESTIMATES BASED ON MORNING REPORTS AND MAY VARY TO
ACTUAL SALES. NET SALES ESTIMATED USING AVG NRI = 75%